Exhibit 10.7

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

BETTER BIODIESEL, INC.

AND

GEOALGAE TECHNOLOGY, INC. AND

THE SECURITY HOLDERS OF GEOALGAE TECHNOLOGY, INC.

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this ___  day of ______, 2008, by and between Better Biodiesel, Inc. a Colorado corporation (“Better Biodiesel”), GeoAlgae Technology, Inc., a Wyoming corporation (“GAT”) and the security holders of GAT (the “GAT Security Holders”) who are listed on Exhibit 1.1 hereto.

WHEREAS, Better Biodiesel desires to acquire all of the issued and outstanding common stock of GAT (“GAT Stock”) from the GAT Security Holders in exchange for common stock of Better Biodiesel;

WHEREAS, all of the GAT Security Holders agree to exchange one hundred percent (100%) of the GAT Stock they hold in GAT for three million, three hundred thousand (3,300,000) shares of Better Biodiesel common stock (the “Shares”).

WHEREAS, Better Biodiesel commits to make an additional six million, seven hundred thousand (6,700,000) shares available as additional compensation, issuable subject to performance based criteria (“BBDS Performance Shares”) as described in Section 1.1(b) herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1            Issuance of Securities. Subject to the terms and conditions of this Agreement, Better Biodiesel agrees to issue and exchange the Shares for one hundred percent (100%) of the issued and outstanding GAT Stock held by the GAT Security Holders.  All Better Biodiesel Shares will be issued directly to the GAT Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

 (a)            Upon Closing (defined in Section 7.1), Better Biodiesel shall issue to the existing GAT Security Holders the total aggregate amount of three million, three hundred thousand (3,300,000) Shares;

(b)            Better Biodiesel commits to make six million, seven hundred thousand (6,700,000) shares available as additional compensation, issuable subject to following performance based criteria (the “BBDS Performance Shares”):

(1) Eighty percent (80%) of GAT’s contribution to Better Biodiesel’s EBITDA arising from GAT’s algae biofuel technology-for feedstock growth and/or fuel production based revenue shall be paid in BBDS Performance Shares at a value of $1.00 per share (i.e.> a $1,200,000 contribution to Better Biodiesel’s EBIDTA would result in the issuance of 960,000 BBDS Performance Shares”); and

(2) Twenty percent (20%) of GAT's contribution to Better Biodiesel's EBITDA arising from GAT’s acquisition of existing oil and fuel distributor based revenue shall be paid in BBDS Performance Shares at a value of $1.00 per share (i.e.> a $1,200,000 contribution to Better Biodiesel’s EBIDTA would result in the issuance of 240,000 BBDS Performance Shares”)

1.2            Exemption from Registration. The parties hereto intend that all Better Biodiesel common stock to be issued to the GAT Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the GAT Security Holders will execute and deliver to Better Biodiesel subscription agreements for the Shares, a copy of which is attached as Exhibit 1.2, on the Closing date of this Agreement (the “Closing Date”).

ARTICLE II
Representations and Warranties of GAT

GAT hereby represents and warrants to Better Biodiesel that:

2.1           Organization. GAT is a corporation duly organized, validly existing and in good standing under the laws of Wyoming, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2            Capital. GAT will deliver 100% of its issued and outstanding stock, subscriptions, options, rights, warrants, debentures, instruments, convertible securities pr convertible preferred stock, or other agreements or commitments obligating GAT to issue any additional GAT Stock of any class, which shall equal _______________ shares of common stock, on a fully diluted basis.  There shall be no outstanding preferred stock of GAT at the time of the Closing.

2.3            Subsidiaries. GAT currently does not own any subsidiaries.

2.4            Directors and Executive Officers. The names and titles of the directors and executive officers of GAT are as follows:

(a)

Name	Position
Ronald D. Lewis Kenneth R. Bennett F. Briton McConkie	Director , Chief Technology Officer Director, Director, Chief Executive Officer Director

(b)            Immediately upon the Closing, Better Biodiesel shall appoint GAT’s designated management team.

2.5            Financial Statements. GAT represents that it shall have the ability to provide and shall produce, within forty-five (45) days of Closing, financial statements consisting of a balance sheet and a related statements of income and cash flow for (I) the prior two (2) fiscal years (or for the period since inception of the Company, if less than two years), (II) for the quarters subsequent to the most recent fiscal year and (III) for the period subsequent to the most recent quarter if material changes have occurred (the “GATFinancial Statements”), which fairly represent the financial condition of GAT as of the respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles (GAAP).

The GAT Financial Statements shall state Zero Dollars ($0) of debt-related liabilities..

2.6            Absence of Changes. Since December 31, 2007, there has not been any material change in the financial condition or operations of GAT, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7            Absence of Undisclosed Liabilities. As of the Closing Date, GAT shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the GAT Liability Schedule, attached as Exhibit 2.7.

2.8            Tax Returns. GAT has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.8 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by GAT.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Better Biodiesel, its legal counsel and accountants shall have the opportunity to meet with GAT’s accountants and attorneys to discuss the financial condition of GAT during reasonable business hours and in a manner that does not interfere with the normal operation of GAT’s business.  GAT shall make available to Better Biodiesel all books and records of GAT.

2.10           Intellectual Property Rights. GAT owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11            Compliance with Laws. To the best of GAT’s knowledge, GAT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12            Litigation. GAT is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of GAT, threatened against or affecting GAT or its business, assets or financial condition.  GAT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  GAT is not engaged in any material litigation to recover monies due to it.

2.13            Authority. The Board of Directors of GAT has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and GAT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of GAT and is enforceable in accordance with its terms and conditions.  A majority of GAT Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14            Ability to Carry Out Obligations. The execution and delivery of this Agreement by GAT and the performance by GAT of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which GAT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GAT, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of GAT.

2.15            Full Disclosure. None of the representations and warranties made by GAT herein or in any exhibit, certificate or memorandum furnished or to be furnished by GAT, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16            Assets. GAT’s assets are fully included in Exhibit 2.5 or, if Exhibit 2.5 is not available at Closing, attached as Exhibit 2.16 attached hereto, and such assets are not subject to any claims or encumbrances except as indicated in Exhibit 2.5 or Schedule 2.16, respectively.

2.17            Material Contracts. A list of GAT’s material contracts are attached hereto as Exhibit 2.17, and such contracts shall be made available for inspection within five (5) days prior to Closing.

2.18            Indemnification. GAT agrees to indemnify, defend and hold Better Biodiesel harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Better Biodiesel which arise out of, or result from (i) any breach by GAT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by GAT under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by GAT in this Agreement.

2.19            Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of GAT has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20           Restricted Securities.  GAT and the GAT Security Holders acknowledge that all of the Better Biodiesel Shares issued by Better Biodiesel are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
Representations and Warranties of Better Biodiesel

Better Biodiesel represents and warrants to GAT that:

3.1            Organization. Better Biodiesel is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2            Capital. The authorized capital stock of Better Biodiesel consists of two hundred million (200,000,000) shares of $0.01 par value common stock, of which approximately twenty seven million, six hundred eighty nine thousand, five hundred one (27,689,501) shares are currently outstanding.  Three million three hundred thousand (3,300,000) additional Shares will be issued pursuant to this agreement at the Closing., zero (0) shares of $0.01 par value preferred stock, five million (5,000,000) of which are authorized and none of which currently are outstanding. All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. Currently, warrants to issue approximately six hundred eighty four thousand, eight hundred sixteen (684,816) shares of common stock remain outstanding and options to issue thirty three thousand, three hundred thirty four (33,334) shares of common stock.  There are no other outstanding subscriptions, , rights, , debentures, instruments, convertible securities or other agreements or commitments obligating Better Biodiesel to issue any additional shares of its capital stock of any class.

3.3            Subsidiaries. Better Biodiesel does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The name and title of the director and executive officer of Better Biodiesel are as follows:

(a)

Name	Position
David M. Otto Gary M. DeLaurentiis Alan Chaffee	Director Director Director
.

(b)            Pursuant to this Agreement, Better Biodiesel shall appoint two (2) GAT designees to the board of directors, the first upon Closing, and the second within 90 days of Closing (but in no event earlier than 45 days following Closing, pursuant to Rule 14(f) of the 1934 Exchange Act;

(c)            Concurrent to this Agreement, Kenneth R. Bennett and Better Biodiesel will execute an employment agreement naming Kenneth R. Bennett the Chief Executive Officer of Better Biodiesel and, as soon as practicable thereafter, Ronald D. Lewis and Better Biodiesel will execute an employment agreement naming Ronald D. Lewis the Chief Technology Officer of Better Biodiesel

3.5            Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Better Biodiesel for the fiscal year ended September 30, 2007 (the “Better Biodiesel Financial Statements”) The Better Biodiesel Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Better Biodiesel throughout the period indicated, and fairly present the financial position of Better Biodiesel as of the date of the balance sheet included in the Better Biodiesel Financial Statements and the results of operations for the period indicated.

3.6            Absence of Changes. Since December 31, 2007, there has not been any material change in the financial condition or operations of Better Biodiesel, except as publically filed with the Securities and Exchange Commission or contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7            Absence of Undisclosed Liabilities. As of the Closing Date, Better Biodiesel shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Better Biodiesel Financial Statements.

3.8           Tax Returns. Better Biodiesel has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.8 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Better Biodiesel.

3.9            Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, GAT, its legal counsel and accountants shall have the opportunity to meet with Better Biodiesel’s accountants and attorneys to discuss the financial condition of Better Biodiesel during reasonable business hours and in a manner that does not interfere with the normal operation of Better Biodiesel’s business.  Better Biodiesel shall make available to GAT all books and records of Better Biodiesel.

3.10           Intellectual Property Rights. Better Biodiesel has no trademarks, service marks, trade names, copyrights or patents material to its business.

3.11            Compliance with Laws. To the best of Better Biodiesel’s knowledge, Better Biodiesel has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.12            Litigation. Better Biodiesel is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Better Biodiesel, threatened against or affecting Better Biodiesel or its business, assets or financial condition.  Better Biodiesel is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Better Biodiesel is not engaged in any material litigation to recover monies due to it.

3.13            Authority. The Board of Directors of Better Biodiesel has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Better Biodiesel has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Better Biodiesel and is enforceable in accordance with its terms and conditions.

3.14            Ability to Carry Out Obligations. The execution and delivery of this Agreement by Better Biodiesel and the performance by Better Biodiesel of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Better Biodiesel is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Better Biodiesel, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Better Biodiesel.

3.15            Full Disclosure. None of the representations and warranties made by Better Biodiesel herein or in any exhibit, certificate or memorandum furnished or to be furnished by Better Biodiesel, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16            Assets. Better Biodiesel assets are fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.17           Material Contracts. A list of Better Biodiesel’s material contracts are attached hereto as Exhibit 3.17, and such contracts shall be made available for inspection within five (5) days prior to Closing.

                3.18           Indemnification. Better Biodiesel agrees to indemnify, defend and hold GAT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against GAT which arise out of, or result from (i) any breach by Better Biodiesel in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Better Biodiesel under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by Better Biodiesel in this Agreement.

3.19            Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Better Biodiesel has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE IV
Covenants Prior to the Closing Date

4.1            Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2            Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3            Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4            Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to Better Biodiesel’s Performance

5.1            Conditions. Better Biodiesel’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Better Biodiesel may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Better Biodiesel of any other condition of or any of Better Biodiesel’s other rights or remedies, at law or in equity, if GAT shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by GAT in this Agreement or in any written statement that shall be delivered to Better Biodiesel by GAT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3            Performance. GAT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GAT on or before the Closing Date.

5.5           Officer’s Certificate. GAT shall have delivered to Better Biodiesel a certificate dated the Closing Date signed by the Chief Executive Officer of GAT certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6            Corporate Action. GAT shall have obtained the approval of the GAT Security Holders for the transaction contemplated by this Agreement.

5.7            Acceptance of Financial Statements. Better Biodiesel shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the GAT Financial Statements as set forth in Exhibit 2.5.

ARTICLE VI
Conditions Precedent to GAT’s Performance

6.1            Conditions. GAT’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. GAT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GAT of any other condition of or any of GAT’s rights or remedies, at law or in equity, if Better Biodiesel shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Better Biodiesel in this Agreement or in any written statement that shall be delivered to GAT by Better Biodiesel under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3            Performance. Better Biodiesel shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4            Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Better Biodiesel on or before the Closing Date.

6.5            Officer’s Certificate. Better Biodiesel shall have delivered to GAT a certificate dated the Closing Date signed by the Chief Executive Officer of Better Biodiesel certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6            Payment of Liabilities. On or before the Closing Date, Better Biodiesel shall have paid any outstanding obligations and liabilities of Better Biodiesel through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7            Directors of Better Biodiesel. On the Closing Date, the Board of Directors of Better Biodiesel shall appoint one (1) designee of GAT to Better Biodiesel Board of Directors.  Subsequently, a second designee of GAT shall be appointed to the Better Biodiesel Board of Directors within ninety (90) days of the Closing, but in no event earlier than forty five (45) days following the Closing, in consideration of Rule 14(f) of the 1934 Exchange Act, in the event that Better Biodiesel deems it beneficial to appoint an additional (alternate) director during such period..

6.8           Officers of Better Biodiesel. Concurrent to this Agreement, the Board of Directors of Better Biodiesel shall execute an employment agreements naming Kenneth R. Bennett to the position of Chief Executive Officer of Better Biodiesel and Ronald D. Lewis to the position of Chief Technology Officer of Better Biodiesel.

ARTICLE VII
Closing

7.1            Closing. The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place within thirty (30) days of the mutual execution of this Agreement, unless extended by mutual agreement.  At the closing:

(a) GAT shall deliver to Better Biodiesel (i) copies of Exhibit 1.2 executed by all of the GAT Security Holders, (ii) an assignment of all of the GAT Stock to Better Biodiesel, (iii) the officer’s certificate described in Section 5.5, (iv) signed minutes of its directors approving this Agreement.

(b) Better Biodiesel shall deliver to GAT (i) certificates representing three million, three hundred thousand (3,300,000) Better Biodiesel Shares issued in the names of the GAT Security Holders, (ii) the officer’s certificate described in Section 6.5, and (iii) signed minutes of its directors approving this Agreement.

ARTICLE VIII
Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, Better Biodiesel shall:

(a) Continue Better Biodiesel’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system;

(b) Comply with the Form 8-K requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including the timely preparation and filing of audited financial statements as required by Form 8-K;

(c) Promptly retain a qualified investor and public relations firm; and

(d) Clear any Exchange Act Rule 144 sales of Better Biodiesel common stock offered by any Better Biodiesel common stockholder including affiliates or former affiliates of Better Biodiesel within forty-eight (48) hours of the filing of the Notice of Sale pursuant to Rule 144.

8.2 Corporate Action.  Better Biodiesel shall file the required documents and take the required actions to change its name to “Geo BioEnegry, Inc.,” or to such other name as deemed acceptable to the directors and management of Biodiesel, within thirty (30) days following the Closing.

ARTICLE IX
Miscellaneous

9.1            Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2            No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4            Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5            Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6            Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado.

9.7            Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Better Biodiesel:                                 Better Biodiesel, Inc
c/o The Otto Law Group, PLLC
601 Union St., Suite 4500
Seattle, WA 98101
                        Attn: David M. Otto, Director

GAT:                                            GeoAlgae Technology, Inc.
3945 So Wasatch Blvd., Suite 242
Salt Lake City, UT 84124
Attn:  Ronald D. Lewis, Director

With a copy to:                                 The Otto Law Group, PLLC
            601 Union Street, Suite 4500
            Seattle, Washington 98101
            Attn: David Otto

9.9            Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10            Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11            Finders. There are no finders in connection with this transaction.

9.12            Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13            Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.  The GAT Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14            Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15            Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

    9.16            Termination, Amendment and Waiver.

(a)            Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of Better Biodieselor by the members of GAT:

(1)            By mutual written consent of GAT and Better Biodiesel;

(2)            By either GAT or Better Biodiesel;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before with9inn thirty (30) days following mutual execution of this Agreement, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)            By GAT, if Better Biodiesel breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)            By Better Biodiesel, if GAT breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)            Effect of Termination.  In the event of termination of this Agreement by either Better Biodiesel or GAT, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GAT or Better Biodiesel, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)            Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)            Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of GAT or Better Biodiesel, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

BETTER BIODIESEL, INC.

David M. Otto
            Authorized Officer, Director

GEOALGAE TECHNOLOGY, INC.

Kenneth R. Bennett
Chief Executive Officer, Director